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                                                                  EXHIBIT 99.1


                              PRISM SOLUTIONS, INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
            PRISM SOLUTIONS, INC. FOR SPECIAL MEETING, MARCH __ 1999

     The undersigned hereby appoints James W. Ashbrook and Warren M. Weiss, and each of them, as proxies, each with the power of substitution, and hereby authorizes them to vote all shares of Common Stock which the undersigned is entitled to vote at a Special Meeting of Prism Solutions, Inc. (the "Company"), to be held at the principal office of the Company located at 1000 Hamlin Court, Sunnyvale, California, on March __, 1999, at 10:00 a.m., local time, and at any adjournments or postponements thereof (1) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Company's Proxy Statement and (2) in their sole discretion upon such other matters as may properly come before the meeting.

     The undersigned hereby acknowledges receipt of the (1) Notice of Special Meeting of Stockholders of the Company and (2) accompanying Proxy Statement.

        WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE
      URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO
               THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE:

_   Please mark vote as in this example.

To approve and adopt the Agreement and Plan of Merger and Reorganization, dated as of November 19, 1998, by and among Ardent Software, Inc., Aquarius Acquisition Corp. ("Merger Sub") and Prism Solutions, Inc. and to approve the merger of Merger Sub with and into Prism Solutions, Inc.

   [  ] FOR                   [ ] AGAINST                     [ ] ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED.  IN THE ABSENCE OF DIRECTION,
THIS PROXY WILL BE VOTED FOR THE PROPOSAL. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

Mark here for address change and note at left [ ]
Mark here if you plan to attend the meeting [ ]

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR. IF MORE THAN ONE NAME APPEARS, ALL MUST SIGN.


SIGNATURE ________________DATE ________  SIGNATURE ________________DATE ________